Exhibit 10.1

FIRST AMENDMENT TO OFFICE LEASE

THIS FIRST AMENDMENT TO OFFICE LEASE (this “First Amendment”) is entered into as of the 4th day of April, 2003 (the “Effective Date”), by and between VCC Investors, L.P., a California limited partnership (“Landlord”), and Venture Catalyst Incorporated, a Utah corporation (“Tenant”). Any capitalized word herein that is not defined herein shall have the meaning ascribed to it in the Lease, as amended.

W I T N E S S E T H:

WHEREAS AGBRI Mission, L.L.C., a Delaware limited liability company, and Tenant entered into that certain Lease Agreement (the “Original Lease”), dated May 23, 2001, covering certain premises commonly known as Suite 418 (“Suite 418”) in a building commonly known as the Mission Valley Financial Center office project located at 591 Camino de la Reina, San Diego, California 92108 (“Building”);

WHEREAS, Landlord purchased the Building from AGBRI Mission, L.L.C., a Delaware limited liability company, and concurrently assumed the Original Lease;

WHEREAS, the initial term of the lease (the “Lease Term”) commenced on July 1, 2001, and was initially scheduled to expire on June 30, 2004;

WHEREAS, subject to the terms and conditions of this First Amendment to Office Lease (“First Amendment”), Landlord and Tenant desire, among other things, (i) to expand the premises previously leased from Landlord by adding thereto Suite 427, which contains approximately 1,663 rentable square feet of space in the Building (“Suite 427”), as such space is further identified on Exhibit A attached hereto and incorporated herein; (ii) to lease Suite 427 until December 31, 2004; and (iii) to extend the Lease Term relative to Suite 418 so that such Term will expire on the same date as the Term relative to Suite 427; and (iv) to increase the Monthly Base Rent per square foot relative to Suite 418, effective as of July 1, 2004, so that such per square foot rental will be identical to the Monthly Base Rent per square foot relative to Suite 427 from July 1, 2004 through and including December 31, 2004 as defined below; and

WHEREAS, Landlord and Tenant desire to modify the term and provisions of the Original Lease, as set forth in this First Amendment. The Original Lease, as modified by this First Amendment, shall be collectively referred to herein as the “Lease”.

NOW, THEREFORE, for and in consideration of the mutual terms and conditions set forth herein and for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.    Suite 427 Expansion Premises. Subject to the terms and conditions of the Original Lease, as amended by this First Amendment, Landlord hereby leases to Tenant and Tenant leases from Landlord Suite 427. The rentable square footage for Suite 427 set forth in the recitals above is hereby stipulated by Landlord and Tenant to be true and correct, regardless of any actual calculation of square footage. From and after the Suite 427 Commencement Date (defined below), all references in the Lease, as amended, to the “Premises” shall be deemed to include Suite 427, together with Suite 418, as appropriate (unless the context requires otherwise) for a total of 3,150 rentable square feet.

2.    Suite 427 Commencement Date. The “Suite 427 Commencement Date” shall mean the earlier of (i) the date the Leasehold Improvements are substantially complete, as provided in the Tenant Improvement Work Agreement attached hereto as Exhibit B and incorporated herein by this reference, or (ii) May 1, 2003.

3.    Suite 427 Lease Term. The Lease Term relative to Suite 427 (the “Suite 427 Lease Term”) shall commence on the Suite 427 Commencement Date and shall terminate on December 31, 2004.

4.    Extension of Lease Term for Suite 418. The Lease Term relative to Suite 418 shall hereby be extended until December 31, 2004, such that the Lease Term for the entire Premises (Suite 427, and Suite 418) expires on the same date.

5.    Monthly Base Rent for Suite 427 through and including June 30, 2004. Tenant shall pay to Landlord monthly Base Rent for Suite 427 in accordance with the schedule and in the amount set forth below;

(a)    From the Suite 427 Commencement Date through June 30, 2004 of the Suite 427 Lease Term: $3,741.75 per month ($2.25 per rentable square foot per month for 1,663 r.s.f.); and

Concurrently with the execution of this First Amendment, Landlord shall pay to Tenant the amount of $3,741.75 representing payment of the first month’s Base Rent for Suite 427.

6.    Tenant’s Share for Suite 427. From and after the Suite 427 Commencement Date, Tenant’s Share, with respect to Suite 427 only, shall be 0.98% (1,663 r.s.f. of Suite 427 and 170,537 r.s.f. of the Building). The Base Year, with respect to Suite 427 only, shall be the calendar year 2003.

7.    Monthly Base Rent for Premises (Suite 418 and 427) after June 30, 2004. After June 30, 2004, Tenant shall pay to Landlord monthly Base Rent for the Premises (Suite 418 and Suite 427) in accordance with the schedule and in the amount set forth below:

Base Monthly Rent

Period (Months)	Suite 418	Suite 427	Total
7/1/04-12/31/04	$3,479.58	$3,891.42	$7,371.00

8.    Security Deposit. Concurrently with the execution of this First Amendment, Tenant shall pay to Landlord an amount necessary, to increase the Security Deposit held by Landlord to an amount equal to the Monthly Base Rent payable by Tenant in the last month of the Lease Term for the Premises (Suite 418 and Suite 427), as extended by this First Amendment. This total amount shall be held by Landlord as the Security Deposit (in accordance with Article 21 of the Lease) for Tenant’s obligations under the Lease, as amended hereby.

9.    Parking Pass Ratio. From and after the Suite 427 Commencement Date, Tenant shall be entitled to nine (9) parking passes.

10.    Number of Square Feet of Premises, Building, and Project. For purposes of this First Amendment, and unless otherwise provided herein, “usable square feet” and “rentable square feet” and any other statement of square footage set forth in this First Amendment for the Premises, the Building, the Project, or any portion thereof, or that may otherwise be used in calculating amounts owed Landlord by Tenant, including but not limited to rental, security deposit, additional rental and/or Tenant’s Share is an approximation which Landlord and Tenant agree is reasonable and the rental and Tenant’s Share based thereon is not subject to revision whether or not the actual square footage is more or less.

11.    Building Condition. Tenant hereby acknowledges that: (a) it has been advised by Landlord to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical and fire sprinkler systems, security, environmental aspects, compliance with applicable laws and the present and future suitability of the Premises for Tenant’s intended use), (b) Tenant has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to Tenant’s occupancy of the Premises and the suitability of the Premises for Tenant’s intended use, (c) Landlord has not made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease, and (d) any statement of square footage set forth in this Lease, or that may have been used in calculating rental, is an approximation which Landlord and Tenant agree is reasonable, and the Base Rent is not subject to revision whether or not the actual square footage is more or less. Tenant shall occupy the leased premises “as is” and “where is”.

12.    No Termination, Cancellation, Contraction, Expansion or Similar Rights. Notwithstanding anything to the contrary contained in the Lease, or this First Amendment, Tenant hereby agrees and acknowledges that Tenant has no termination rights, cancellation rights, contraction rights, expansion rights, renewal rights, expense cap, first opportunity, first refusal, or similar rights under the Lease, or this First Amendment. Any and all provisions contained in the Lease regarding Tenant’s termination rights, cancellation rights, contraction rights, expansion rights, renewal rights, expense cap, first opportunity or first refusal or similar rights, if any, are hereby deleted from the Lease and shall be of no further force or effect.

13.    Tenant Certification. By its execution of this First Amendment, Tenant hereby certifies that as of the date of such execution, and to the best of Tenant’s knowledge, Landlord is not in default of the performance of its obligations pursuant to the Lease, and Tenant has no offsets, claims against Landlord or the rent payable by Tenant under the Lease and no defenses with respect to the Lease.

14.    Broker Indemnity. Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this First Amendment and shall indemnify and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any real estate broker or agent in connection with this First Amendment between Landlord and Tenant or its negotiation by reason of any act of Tenant.

15.    Continuing Effect. The Lease as amended herein is hereby ratified and confirmed and shall continue in full force and effect.

16.    Counterparts. This First Amendment may be executed in multiple counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one and the same instrument.

17.    Authority. Tenant hereby warrants and represents that it has the requisite authority and ability to enter into this First Amendment and to fully perform all obligations of Tenant hereunder. Landlord hereby warrants and represents that it has the requisite authority and ability to enter into this First Amendment and to fully perform all obligations of Landlord hereunder.

18.    Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to those terms in the Lease.

19.    Conflicts; Incorporation by Reference. In the event of any conflict between the terms of this First Amendment and the Lease, the terms of this First Amendment shall control. All of the exhibits attached to this First Amendment are by this reference incorporated herein and made a part hereof for all purposes.

20.    Effect of Submission. Submission of this First Amendment for examination does not constitute an offer, right of first refusal, reservation of, or option for, the Premises or any other premises at the Building. This First Amendment shall become effective only upon the execution and delivery by both Landlord and Tenant.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date and year first above written.

LANDLORD: VCC INVESTORS, L.P., a California limited partnership
By: BIRTCHER 2, L.P., a California limited partnership, General Partner
By: BIRTCHER 2 GP, LLC, a California limited liability company, its General Partner
By: BIRTCHER PROPERTIES, a California corporation, dba Birtcher Property Services, sole Member
By: /S/ ROBERT M. ANDERSON Robert M. Anderson, President

LANDLORD: VENTURE CATALYST INCORPORATED, a Utah corporation
By: /S/ KEVIN MCINTOSH
Printed Name: Kevin McIntosh
Title: Chief Financial Officer
By: /S/ ANDREW B. LAUB
Printed Name: Andrew B. Laub
Title: Executive Vice President, Finance

EXHIBIT A-1

EXHIBIT B-1

TENANT IMPROVEMENT ALLOWANCE

Landlord will deliver the Suite 427 Expansion Premises to Tenant in “as-is” condition. Landlord will provide to Tenant for Tenant’s improvements to the Premises an allowance in the amount of Five Thousand Dollars ($5,000), which amount shall be paid by Landlord within thirty (30) days following the completion of Tenant’s work and receipt by Landlord of all applicable construction contracts, lien waivers and copies of “as-built” plans and specifications.

Prior to commencement of work, Tenant shall furnish to Landlord plans and specifications of Tenant’s work to be so performed together with a construction statement with a complete breakdown of the cost of all labor and material included therein and obtain any necessary permits or approvals from the City and shall complete such work in accordance with Article 8 entitled “Additions and Alterations”. Landlord’s written approval is required prior to construction.